Exhibit 99.1

5281 California Ave Suite 100 Irvine, California 92617 urovant.com

Urovant Sciences Majority Shareholder, Roivant Sciences, and Sumitomo Dainippon

Pharma Complete Transaction for Strategic Alliance

IRVINE, Calif. and BASEL, Switzerland, December 30, 2019/Business Wire – Urovant Sciences (Nasdaq: UROV) (“Urovant”), announced today that its majority shareholder, Roivant Sciences Ltd. (“Roivant”), and Sumitomo Dainippon Pharma Co., Ltd. (TSE: 4506) (“Sumitomo Dainippon Pharma”), a leading global Japanese pharmaceutical company, have completed their transaction that creates a significant, multi-national Sumitomo Dainippon Pharma-Roivant Alliance (“Alliance”), including the transfer of Roivant’s ownership interests in Urovant, as well as four additional biopharmaceutical “Vant” companies, to the Alliance. The Alliance will operate as Sumitovant Biopharma Ltd., a newly-formed subsidiary of Sumitomo Dainippon Pharma. Sumitovant is committed to supporting Urovant in its mission to develop and commercialize innovative therapies for urologic conditions.

In connection with the completion of the transaction, Urovant entered into a loan agreement with Sumitomo Dainippon Pharma whereby Sumitomo Dainippon Pharma will provide Urovant with a $300 million, low interest, interest-only, five-year term loan facility, with no repayments due until the end of the term. Sumitomo Dainippon Pharma also expects to continue to support Urovant through profitability.

Sumitomo Dainippon Pharma plans to support the commercialization of vibegron by providing access to its U.S. commercial infrastructure, including drug distribution, operations and managed care support.

In addition, Urovant and Sumitomo Dainippon Pharma entered into an investor rights agreement that grants customary registration and information rights to Sumitomo Dainippon Pharma and provides certain protections for Urovant’s minority shareholders for as long as Sumitomo Dainippon Pharma holds between 50% and 90% of Urovant’s outstanding voting power. These protections include the following requirements: 1) any transaction that would increase Sumitomo Dainippon Pharma’s beneficial ownership to over 80% requires approval by the majority of the minority shareholders; 2) a minimum of three independent directors on the Urovant Board, who can only be removed by a majority of the minority shareholders; 3) Urovant’s Audit Committee must be comprised solely of independent directors; and 4) the Audit Committee must approve any related-party transaction between Sumitomo Dainippon Pharma and Urovant in accordance with Urovant’s Related Person Transactions Policy.

“We are excited about the new Alliance, the potential benefits it brings to Urovant, and the future of our company,” said Keith Katkin, Chief Executive Officer of Urovant. “As we prepare to file our New Drug Application for vibegron, access to Sumitomo Dainippon Pharma’s deep commercial expertise and ongoing financial commitment will help us ensure an effective launch of vibegron, if approved by the FDA. In addition, the shareholder rights agreement demonstrates Sumitomo Dainippon Pharma’s alignment with many of our investors and shows their commitment and dedication to building Urovant into a leading urology specialty company.

About Urovant Sciences

Urovant Sciences is a clinical-stage biopharmaceutical company focused on developing and commercializing innovative therapies for urologic conditions. The Company’s lead product candidate, vibegron, an oral, once-daily small molecule beta-3 agonist is being evaluated for overactive bladder (OAB). Vibegron reported positive data from the 12-week phase 3 pivotal EMPOWUR study and demonstrated favorable longer-term efficacy, safety and tolerability in a 40-week extension study. Vibegron is also being evaluated for treatment of OAB in men with benign prostatic hyperplasia (OAB+BPH) and for abdominal pain associated with irritable bowel syndrome (IBS). Urovant’s second product candidate, URO-902, is a novel gene therapy being developed for patients with OAB who have failed oral pharmacologic therapy. Urovant Sciences, a subsidiary of Sumitomo Dainippon Pharma Co., Ltd., intends to develop novel treatments for additional urologic diseases. Learn more about us at www.urovant.com.

About Sumitovant Biopharma Ltd.

Sumitovant is a global biopharmaceutical company based in New York City and London. Sumitovant is the parent company of five biopharma subsidiaries: Myovant, Urovant, Enzyvant, Altavant and Spirovant. Sumitovant’s promising pipeline is comprised of early through late-phase investigational medicines across a range of disease areas targeting high unmet need. We are a wholly owned subsidiary of Sumitomo Dainippon Pharma. For further information about Sumitovant please visit https://www.sumitovant.com

About Sumitomo Dainippon Pharma Co., Ltd.

Sumitomo Dainippon Pharma is among the top-ten listed pharmaceutical companies in Japan, operating globally in major pharmaceutical markets, including Japan, the U.S., China and the European Union. Sumitomo Dainippon Pharma is based on the merger in 2005 between Dainippon Pharmaceutical Co., Ltd., and Sumitomo Pharmaceuticals Co., Ltd. Today, Sumitomo Dainippon Pharma has more than 6,000 employees worldwide. Additional information about Sumitomo Dainippon Pharma is available through its corporate website at https://www.ds-pharma.com.

About Roivant Sciences

Roivant aims to improve health by rapidly delivering innovative medicines and technologies to patients. Roivant does this by building Vants – nimble, entrepreneurial biotech and healthcare technology companies with a unique approach to sourcing talent, aligning incentives, and deploying technology to drive greater efficiency in R&D and commercialization. Roivant today is comprised of a central technology-enabled platform and 20 Vants with over 45 investigational medicines in clinical and preclinical development and multiple healthcare technologies. For more information, please visit www.roivant.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations and can be identified by words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “strive,” “to be,” “will,” “would,” or the negative or plural of these words or other similar expressions or variations, although not all forward-looking statements contain these identifying words. In this press release, forward-looking statements include, but are not limited to, statements regarding Urovant’s plans to advance the clinical development of vibegron, and statements regarding any support Sumitomo Dainippon Pharma or the Alliance may provide Urovant, including any benefits of the Alliance for Urovant. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to, risks associated with: the success, cost, and timing of Urovant’s development activities, including the timing of the initiation and completion of clinical trials and the timing of expected regulatory filings; the clinical utility and potential attributes and benefits of vibegron, including reliance on collaboration partners and the ability to procure additional sources of financing; our ability to commercialize vibegron and reliance upon the services of commercial partners to do so; our intellectual property position, including the ability to identify and in-license or acquire third-party patents and licenses, and associated costs; and other risks and uncertainties listed in the Company’s filings with the United States Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by other filings with the SEC. Given these risks and uncertainties, you should not place undue reliance on any forward-looking statements. These forward-looking statements are based on information available to Urovant as of the date of this press release and speak only as of the date of this release. Urovant disclaims any obligation to update these forward-looking statements, except as may be required by law.

Contacts

Investor inquiries:

Ryan Kubota

949.769.2706

ryan.kubota@Urovant.com

Media inquiries:

Media@Urovant.com